INDEPENDENT AUDITORS' REPORT
	To the Board of
	Directors and Shareholders of
The BlackRock Insured Municipal Term
Trust Inc.
	In planning and performing our
	audit of the financial statements
	of The BlackRock Insured Municipal
	Term Trust (the "Trust") for the
	year ended December 31, 2000
	(on which we have issued our report
	dated February 9, 2001), we considered
	its internal control, including control
	activities for safeguarding securities,
	in order to determine our auditing
	procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.
	The management of the Trust is
	responsible for establishing and
	maintaining internal control.  In
	fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
	United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
	Because of inherent limitations in any
	internal control, misstatements due to
	error or fraud may occur and not be detected.
	Also, projections of any evaluation of
	internal control to future periods are
	subject to the risk that the internal
	control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
	Our consideration of the Trust's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.
	This report is intended solely for the
	information and use of management, the
	Board of Directors and Shareholders of
	The BlackRock Insured Municipal Term Trust, and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.
	Deloitte & Touche LLP
	February 9, 2001